                                                                    EXHIBIT (12)
                                                                          Page 1

                              Republic Bancorp Inc.
 Calculations of Ratios of Earnings to Combined Fixed Charges and Dividends on
                                     Trust
             Preferred Securities and Preferred Stock of Subsidiary

                                                                                     For the Three Months Ended
(in thousands)                                                                                March 31,
                                                                                    -----------------------------
                                                                                        2002              2001
                                                                                    -----------       -----------
 Including Interest on Deposits:

 Fixed charges:
       Total interest expense                                                         $ 35,873          $ 54,512
       Interest portion of rent expense                                                    184               252
       Dividends on trust preferred securities and
          preferred stock of subsidiary                                                  1,756               681
                                                                                    -----------       -----------
           Fixed charges including interest on deposits                               $ 37,813          $ 55,445
                                                                                    ===========       ===========

 Earnings:
       Net income                                                                     $ 14,118          $    799
       Income taxes                                                                      6,168               389
       Fixed charges, as above                                                          37,813            55,445
                                                                                    -----------       -----------
           Earnings for purposes of calculation                                       $ 58,099          $ 56,633
                                                                                    ===========       ===========

 Ratio of earnings to combined fixed charges and
       dividends on trust preferred securities and preferred
       stock of subsidiary including interest on deposits                                 1.54  x           1.02  x


 Excluding Interest on Deposits:

 Fixed charges:
       Total interest expense excluding interest on deposits                          $ 15,233          $ 21,498
       Interest portion of rent expense                                                    184               252
       Dividends on trust preferred securities and preferred
          stock of subsidiary                                                            1,756               681
                                                                                    -----------       -----------
           Fixed charges excluding interest on deposits                               $ 17,173          $ 22,431
                                                                                    ===========       ===========

 Earnings:
       Net income                                                                     $ 14,118          $    799
       Income taxes                                                                      6,168               389
       Fixed charges, as above                                                          17,173            22,431
                                                                                    -----------       -----------
           Earnings for purposes of calculation                                       $ 37,459          $ 23,619
                                                                                    ===========       ===========

 Ratio of earnings to combined fixed charges and dividends
       on trust preferred securities and preferred stock of
       stock of subsidiary excluding interest on deposits                                 2.18  x           1.05  x

                                                                    EXHIBIT (12)
                                                                          Page 2

                              Republic Bancorp Inc.
          Calculations of Ratios of Earnings to Combined Fixed Charges

                                                                               For the Three Months Ended
                                                                               --------------------------
(in thousands)                                                                          March 31,
                                                                               -----------     ----------
                                                                                   2002            2001
                                                                               -----------     ----------
 Including Interest on Deposits:

 Fixed charges:
       Total interest expense                                                  $   35,873      $   54,512
       Interest portion of rent expense                                               184             252
                                                                               ----------      ----------
           Fixed charges including interest on deposits                        $   36,057      $   54,764
                                                                               ==========      ==========

 Earnings:
       Net income                                                              $   14,118      $      799
       Income taxes                                                                 6,168             389
       Fixed charges, as above                                                     36,057          54,764
                                                                               ----------      ----------
           Earnings for purposes of calculation                                $   56,343      $   55,952
                                                                               ==========      ==========

 Ratio of earnings to combined fixed charges including
       interest on deposits                                                          1.56  x         1.02  x


 Excluding Interest on Deposits:

 Fixed charges:

       Total interest expense excluding interest on deposits                   $   15,233      $   21,498
       Interest portion of rent expense                                               184             252
                                                                               ----------      ----------
           Fixed charges excluding interest on deposits                        $   15,417      $   21,750
                                                                               ==========      ==========

 Earnings:
       Net income                                                              $   14,118      $      799
       Income taxes                                                                 6,168             389
       Fixed charges, as above                                                     15,417          21,750
                                                                               ----------      ----------
           Earnings for purposes of calculation                                $   35,703      $   22,938
                                                                               ==========      ==========

 Ratio of earnings to combined fixed charges excluding
       interest on deposits                                                          2.32  x         1.05  x